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                                                                    EXHIBIT 99.1

                          ADVANCED VISUAL SYSTEMS INC.
                                300 FIFTH AVENUE
                          WALTHAM, MASSACHUSETTS 02451

                                      PROXY


     The undersigned hereby appoints Russell G. Barbour and John William Poduska, Sr. and each of them, as the attorneys and proxies of the undersigned, with power of substitution, to vote all shares of the stock of Advanced Visual Systems Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of the Company, 300 Fifth Avenue, Waltham, Massachusetts, on
          , 2000 at [TIME], and at any continuation or adjournment thereof, with the same force and effect as the undersigned might or could do if personally present thereat, as set forth below and in their discretion upon any other business that may properly come before the meeting.


1. To approve and adopt the Agreement and Plan of Merger, dated July 18, 2000, by and among MUSE Technologies, Inc., a Delaware corporation ("MUSE"), MUSE Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of MUSE, and the Company (the "Merger Agreement") and to approve the principal terms of the merger described in the Merger Agreement, and that approval of the merger will constitute consent on behalf of the Company's stockholders who vote in favor of the merger and who own 500 or more shares of the Company's capital stock or are affiliates of the Company (i) to the delivery of a pro rata portion of their shares of MUSE common stock to be received in the merger, into escrow in connection with certain indemnification obligations of the Company, and (ii) to the appointment of one or more stockholder representatives as their attorneys-in-fact and agents to act on their behalf in all matters relating to the merger agreement and the escrow, all as more fully described in the proxy statement/prospectus dated , 2000 (check one box).


      |_|  FOR               |_|  AGAINST                  |_|      ABSTAIN


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS MADE AS TO ANY INDIVIDUAL ITEM HEREIN, IT IS INTENDED THAT SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSALS SPECIFIED HEREIN.

         Both of said attorneys and proxies or their substitutes as shall be present and act at the meeting, or if only one be present and act then that one shall have and may exercise all of the powers of both of said attorneys and proxies hereunder.

         The undersigned hereby acknowledges receipt of the Notice of Special
Meeting of Stockholders to be held on          , 2000 and the accompanying proxy
statement/prospectus.


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     WITNESS the signature of the undersigned this      day of           , 2000.



                           -----------------------------------------------------
                           Printed name of stockholder


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                           -----------------------------------------------------
                           Signature(s)


                           -----------------------------------------------------
                           Title, if applicable


                           -----------------------------------------------------
                           Date


NUMBER OF SHARES HELD:

Common Stock                   -----------------------------
Series A Preferred Stock       -----------------------------
Series B Preferred Stock       -----------------------------
Series C Preferred Stock       -----------------------------